General DataComm Industries, Inc. and Subsidiaries
        Calculation of Earnings per Share
        (In thousands except per share data)                Exhibit 11

                                                  Three months ended
                                                     December 31,
                                                  ------------------
                                                    1993        1992
                                                  ------      ------
        Primary earnings per share:
        --------------------------
        Weighted average number of
          common shares outstanding               15,978      15,423

        Assumed exercise of certain stock
          options                                      -         296
                                                  ------      ------
                                                  15,978      15,719
                                                  ======      ======
        Income (loss) before cumulative effect
          of accounting change                   ($1,876)     $1,551
        Cumulative effect of change in accounting
          for post-retirement benefits              (117)          -
                                                  ------      ------
                Net income (loss)                ($1,993)     $1,551
                                                  ======      ======

        Earnings (loss) per share:
          Income (loss) before cumulative effect
            of accounting change                 ($0.11)      $0.10
          Cumulative effect of change in accounting
            for post-retirement benefits         ($0.01)          -
                                                 ------      ------
        Earnings (loss) per share                ($0.12)      $0.10
                                                 ======      ======
        Fully diluted earnings per share:
        --------------------------------
        Weighted average number of
          common shares outstanding               15,978      15,423

        Assumed exercise of certain stock
          options                                      -         747
                                                  ------      ------
                                                  15,978      16,170
                                                  ======      ======
        Income (loss) before cumulative effect
          of accounting change                   ($1,876)     $1,551
        Cumulative effect of change in accounting
          for post-retirement benefits              (117)          -
                                                  ------      ------
        Net income (loss)                        ($1,993)     $1,551
                                                  ======      ======
        Earnings (loss) per share:
          Income (loss) before cumulative effect






            of accounting change                  ($0.11)      $0.10
          Cumulative effect of change in accounting
            for post-retirement benefits           (0.01)          -
                                                  ------      ------
        Earnings (loss) per share                 ($0.12)      $0.10
                                                  ======      ======